Item 30. Exhibit (g) i. a. iv.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

In the attached Exhibits 1 and 2

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

Operating through its U.S. Branch

(the “Reinsurer”)

Effective July 19, 2025 (the “Amendment Effective Date”), the Agreements are amended as follows to add [   ] and to update the net amount at risk calculation for Universal Life plans.

1.	For Agreements listed in Exhibit 1 of this Amendment, the Agreement is hereby amended to add [ ]. Effective November 15, 2025, the following sentence will be added to the Plans of Insurance subsection of Schedule A, [ ].

2.	For all Agreements listed in Exhibit 2 of this Amendment, the applicable Special Net Risk Calculations section identified in Exhibit 2 of this Amendment is hereby amended to (a) delete the calculation of net amount at risk for Universal Life plans and replace with (i) and (ii) below; and (b) [ ].

i.	For the Ceding Company’s Universal Life type plans issued prior to July 19, 2025, and all Variable Life type plans, the net amount of risk (as appropriately calculated) shall be [ ].

ii.	For the Ceding Company’s Universal Life type plans issued on or after July 19, 2025, the net amount of risk (as appropriately calculated) shall be [ ].

iii.	[ ].

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

This Amendment may be signed in multiple counterparts, each of which when so executed and delivered will be an original, but such counterparts will together constitute one and the same instrument. The Ceding Company and the Reinsurer agree that transmission of copies of original or electronic signatures as a “PDF” document attached to an email or any other secure electronic means will constitute valid execution of this Amendment and that, in such instance, there will be no need to exchange “wet” signatures.

[SIGNATURE PAGE FOLLOWS]

Page 1 of 4	[ ]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	December 23, 2025
Chad Madore
Head of Reinsurance Development & Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	December 23, 2025
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	December 23, 2025
Chad Madore
Head of Reinsurance Development & Management

THE CANADA LIFE ASSURANCE COMPANY, operating through its U.S. Branch

By:	/s/ Jean-Francois Poulin	Date:	December 23, 2025
Jean-Francois Poulin
EVP, Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY, operating through its U.S. Branch

By:	/s/: Michael Mulcahy	Date:	December 23, 2025
Michael Mulcahy
SVP, Life Reinsurance

Page 2 of 4	[ ]

Exhibit 1 – Agreements to be Amended to [ ]

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes	Applicable Sections
[ ]	[ ]	[ ]	[ ]	[ ]

Page 3 of 4	[ ]

Exhibit 2 – Agreements to be Amended for Net Amount at Risk Calculations

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes	Applicable Sections
[ ]	[ ]	[ ]	[ ]	[ ]
11/21/2020	Apex VUL	[ ]	[ ]	Exhibit H

Page 4 of 4	[ ]